Exhibit 8.1

Melco Resorts & Entertainment Limited

List of Significant Subsidiaries

As of December 31, 2019

1.	COD Resorts Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

2.	MCO (NEA) Holdings Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China

3.	MCO (Philippines) Investments Limited, incorporated in the British Virgin Islands

4.	MCO Cotai Investments Limited, incorporated in the Cayman Islands

5.	MCO Holdings Limited, incorporated in the Cayman Islands

6.	MCO International Limited, incorporated in the Cayman Islands

7.	MCO Investments Limited, incorporated in the Cayman Islands

8.	MCO Nominee One Limited, incorporated in the Cayman Islands

9.	Melco Resorts (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

10.	Melco Resorts and Entertainment (Philippines) Corporation, incorporated in the Philippines

11.	Melco Resorts Finance Limited, incorporated in the Cayman Islands

12.	Melco Resorts Leisure (PHP) Corporation, incorporated in the Philippines

13.	MPHIL Holdings No. 1 Corporation, incorporated in the Philippines

14.	MPHIL Holdings No. 2 Corporation, incorporated in the Philippines

15.	MSC Cotai Limited, incorporated in the British Virgin Islands

16.	SCP Holdings Limited, incorporated in the British Virgin Islands

17.	Studio City Company Limited, incorporated in the British Virgin Islands

18.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

19.	Studio City Entertainment Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

20.	Studio City Finance Limited, incorporated in the British Virgin Islands

21.	Studio City Holdings Limited, incorporated in the British Virgin Islands

22.	Studio City Holdings Three Limited, incorporated in the British Virgin Islands

23.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands

24.	Studio City International Holdings Limited, incorporated in the Cayman Islands

25.	Studio City Investments Limited, incorporated in the British Virgin Islands